As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TIC Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	66-1076867
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200 South Park Road, Suite 350
Hollywood, Florida 33021

(Address of Principal Executive Offices) (Zip Code)

TIC Solutions, Inc. (f/k/a Acuren Corporation) 2024 Equity Incentive Plan

(Full title of the plan)

Kristin Schultes

c/o TIC Solutions, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

(Name and address of agent for service)

(954) 495-2112

(Telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Brian J. Gavsie, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, TIC Solutions, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 11,024,252 shares (the “Additional Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s 2024 Equity Incentive Plan (the “Plan”). The Plan includes an “evergreen” provision pursuant to which the number of shares available for issuance under the Plan automatically increases on January 1 of each year during the term of the Plan by an amount equal to the lesser of (A) 5% of the outstanding shares of Common Stock on such date and (B) a number of shares of Common Stock determined by the Board.

The Registrant previously registered shares of Common Stock related to the Plan on the Registration Statement on Form S-8 (File No. 333-286170) filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025 (the “2025 Registration Statement”). Pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering the Additional Shares under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement hereby incorporates by reference the contents of the 2025 Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:

(1) our annual report on Form 10-K for the year ended December 31, 2025, filed on March 12, 2026;

(2) our current reports on Form 8-K, filed on January 2, 2026, March 12, 2026 (solely with respect to the information filed under Item 5.02) and March 12, 2026;

(3) the financial statements of NV5 Global, Inc. as of December 28, 2024 and December 30, 2023, and for each of the years ended December 28, 2024, December 30, 2023 and December 31, 2022 included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838);

(4) the unaudited interim financial statements of NV5 Global, Inc. as of June 28, 2025, and for the six months ended June 28, 2025 and June 29, 2024, included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838); and

(5) the description of our common stock set forth in our registration statement on Form 8-A, filed on May 15, 2025 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Warrant Instrument, dated as of September 23, 2024, executed by Acuren Corporation (form of warrant contained in Schedule I thereto) (incorporated by reference to Exhibit 4.3 of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-282976), filed with the Commission on December 17, 2024).
5.1*	Legal Opinion of Greenberg Traurig
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3*	Consent of Deloitte & Touche LLP.
23.4*	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	TIC Solutions, Inc. (f/k/a Acuren Corporation) 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4, as amended (File No. 333-282976), filed with the SEC on December 17, 2024).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 12 day of March, 2026.

TIC Solutions, Inc.

By:	/s/ Talman Pizzey
Name:	Talman Pizzey
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Talman Pizzey, Benjamin Heraud and Kristin Schultes, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Talman Pizzey	Chief Executive Officer and Director	March 12, 2026
Talman Pizzey	(principal executive officer)

/s/ Benjamin Heraud	President and Chief Operating Officer and	March 12, 2026
Benjamin Heraud	Director

/s/ Kristin Schultes	Chief Financial Officer	March 12, 2026
Kristin Schultes	(principal financial officer and principal accounting officer)

/s/ Sir Martin E. Franklin	Co-Chairman of the Board	March 12, 2026
Sir Martin E. Franklin

/s/ Robert A. E. Franklin	Co-Chairman of the Board	March 12, 2026
Robert A. E. Franklin

/s/ Antoinette C. Bush	Director	March 12, 2026
Antoinette C. Bush

/s/ Rory Cullinan	Director	March 12, 2026
Rory Cullinan

/s/ Elizabeth Meloy Hepding	Director	March 12, 2026
Elizabeth Meloy Hepding

/s/ Peter Hochfelder	Director	March 12, 2026
Peter Hochfelder

/s/ James E. Lillie	Director	March 12, 2026
James E. Lillie

/s/ Bryon Roth	Director	March 12, 2026
Bryon Roth

/s/ Dickerson Wright	Director	March 12, 2026
Dickerson Wright

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